Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2008 relating to the financial statements, which appears in XTENT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 19, 2008